                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 24, 1997 on the December 31, 1996 consolidated financial statements of Technology Modeling Associates, Inc. included in Avant! Corporation's Form 8-K/A filed with the Securities Exchange Commission on June 11, 1998.

                   /s/ ARTHUR ANDERSEN LLP

San Jose, California
November 20, 1998